Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.		News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800
Hovnanian Enterprises Announces Modifications to Previously Announced Private Debt Exchange Offers for Certain of its Debt Securities
RED BANK, NJ, October 17, 2011 — Hovnanian Enterprises, Inc. (NYSE: HOV) (the “Company”) announced today that in connection with its previously announced private exchange offers and consent solicitation, K. Hovnanian Enterprises, Inc., a wholly-owned subsidiary of the Company (“K. Hovnanian”), has increased the applicable Total Consideration with respect to the Exchange Offers for its 6 1/2% Senior Notes due 2014 (the “6 1/2% 2014 Notes”), its 6 3/8% Senior Notes due 2014 (the “6 3/8% 2014 Notes,” and together with the 6 1/2% 2014 Notes, the “2014 Notes”), its 11 7/8% Senior Notes due 2015 (the “11 7/8% 2015 Notes” or the “Any and All Notes”) and its 6 1/4% Senior Notes due 2015 (the “6 1/4% 2015 Notes” and together with the 11 7/8% 2015 Notes, the “2015 Notes”), in the manner as described below. The Company also announced that it has extended the Early Tender and Consent Time for all Senior Notes from 5:00 p.m., New York City time, on October 17, 2011 to 12:00 midnight, New York City time, on October 29, 2011. In addition, the Company announced that it has extended the Withdrawal and Revocation Deadline for the 2014 Notes and the 2015 Notes from 5:00 p.m., New York City time, on October 12, 2011 to 12:00 midnight, New York City time, on October 29, 2011. The Withdrawal and Revocation Deadline for all other series of Senior Notes expired at 5:00 p.m., New York City time, on October 12, 2011. As a result of the extension of the Early Tender and Consent Time and, in the case of the 2014 Notes and the 2015 Notes, the Withdrawal and Revocation Deadline, holders of Senior Notes that properly tender and, in the case of the 2014 Notes and the 2015 Notes do not validly withdraw, their Senior Notes prior to or on the extended Early Tender and Consent Time, and whose Senior Notes are accepted for exchange will receive the applicable Total Consideration. The Exchange Offers will expire at 12:00 midnight, New York City time, on October 29, 2011, unless extended or earlier terminated (the “Expiration Time”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Confidential Offering Memorandum and Consent Solicitation Statement (the “Offering Memorandum”) relating to the Exchange Offers and Consent Solicitation and the accompanying Consent and Letter of Transmittal.
In exchange for each $1,000 principal amount of 2014 Notes validly tendered (and not validly withdrawn) on or prior to the extended Early Tender and Consent Time and accepted by K. Hovnanian, participating holders of 2014 Notes will receive $1,000 principal amount of 5.00% Senior Secured Notes due 2021 (the “5.00% New Secured Notes”) and a cash payment of $100 (the “2014 Notes Cash Consideration”), plus accrued and unpaid interest in cash (the “2014 Notes Total Consideration”). In exchange for each $1,000 principal amount of 2015 Notes validly tendered (and not validly withdrawn) on or prior to the extended Early Tender and Consent Time and accepted by K. Hovnanian, participating holders of 2015 Notes will receive $1,000 principal amount of 5.00% New Secured Notes and a cash payment of $100 (the “2015 Notes Cash Consideration” and together with the 2014 Cash Consideration, the “Cash Consideration”), plus accrued and unpaid interest in cash (the “2015 Notes Total Consideration”). As described in more detail below, the 5.00% New Secured Notes will have the same terms as the New Secured Notes described in the Offering Memorandum, other than with respect to interest rate and related redemption provisions, and will vote as a single class with the 2.00% New Secured Notes.
In exchange for each $1,000 principal amount of all other Senior Notes validly tendered on or prior to the extended Early Tender and Consent Time and accepted by K. Hovnanian, participating holders of such Senior Notes will receive $1,000 principal amount of 2.00% Senior Secured Notes due 2021 with terms as described in the Offering Memorandum (the “2.00% New Secured Notes,” and together with the 5.00% New Secured Notes, the “New Secured Notes”), plus accrued and unpaid interest in cash (the “Senior Notes Total Consideration”). The 2015 Notes Total Consideration, the 2014 Notes Total Consideration and the Senior Notes Total Consideration are referred to in this press release and in the Offering Memorandum as the “Total Consideration.” Unless the Exchange Offers are further extended, the Early Tender and Consent Time will be at the Expiration Time and all holders who tender and have their Senior Notes accepted for exchange will receive the Total Consideration. K. Hovnanian will not accept any tender that would result in the issuance of less than $2,000 principal amount of the applicable New Secured Notes. The aggregate applicable Total Consideration and/or Exchange Consideration paid to each participating holder for Senior Notes validly tendered (and not validly withdrawn) and accepted will be rounded down, if necessary, to $2,000 or the nearest whole multiple of $1,000 in excess thereof. Fractional notes will not be issued and there will not be any cash payment in lieu thereof. Tenders of 2014 Notes and 2015 Notes may be withdrawn prior to the extended Withdrawal and Revocation Deadline, but not thereafter.
The table below lists the series of Senior Notes that are the subject of the Exchange Offers and the applicable Total Consideration and Exchange Consideration, as now amended. In addition, the table below shows the amount of Senior Notes validly tendered and not validly withdrawn, by Issue, as of 5:00 p.m., New York City time, on October 17, 2011.

				For each $1,000 Principal Amount of Senior Notes Exchanged
		Outstanding	Principal
		Principal	Amount
		Amount	Tendered as of			Exchange
K. Hovnanian		as of	5:00 p.m. on			Consideration if
Enterprises, Inc.		October 17,	October 17,			Tender Occurs After	Acceptance
Senior Notes to be		2011	2011	Total Consideration if Tender Occurs Prior to or on the		the Early Tender and	Priority
Exchanged	CUSIP No.	(in millions)	(in millions)	Early Tender and Consent Time		Consent Time**	Level*
				Principal Amount	Cash	Principal Amount of
				New Senior Secured Notes:*	Consideration	New Secured Notes:*
Any and All Tender Notes
11 7/8% Senior Notes due 2015	442488BK7	$130.4	$1.6	$1,000 of 5.00% New Secured Notes	$100	N/A	N/A
Partial Tender Notes
6 1/2% Senior Notes due 2014	442488AQ5	$53.4	—	$1,000 of 5.00% New Secured Notes	$100	N/A	1
6 3/8% Senior Notes due 2014	442488AS1	$29.2	—	$1,000 of 5.00% New Secured Notes	$100	N/A	1
6 1/4% Senior Notes due 2015	442488AU6	$52.7	—	$1,000 of 5.00% New Secured Notes	$100	N/A	1
6 1/4% Senior Notes due 2016	442488AY8	$173.2	$13.3	$1,000 of 2.00% New Secured Notes	N/A	N/A	2
7 1/2% Senior Notes due 2016	442488AZ5	$172.3	$20.6	$1,000 of 2.00% New Secured Notes	N/A	N/A	3
8 5/8% Senior Notes due 2017	442488BA9	$195.9	$21.3	$1,000 of 2.00% New Secured Notes	N/A	N/A	4

*	K. Hovnanian will not accept any tender of Senior Notes that would result in the issuance of less than $2,000 principal amount of New Secured Notes.

**	Unless the Exchange Offers are further extended, the Early Tender and Consent Time will be at the Expiration Time and all holders who tender and have their Senior Notes accepted for exchange will receive the Total Consideration.
As previously announced, K. Hovnanian is offering to exchange (i) any and all of its outstanding Any and All Tender Notes, and (ii) in accordance with the applicable “Acceptance Priority Level,” all or a portion of the other Senior Notes listed in the table above (collectively, the “Partial Tender Notes”), in each case, validly tendered for exchange and accepted, to the extent of the applicable maximum new issuance amount. The maximum new issuance amount shall either be (i) $195.0 million, in the event that more than 50% of the outstanding aggregate principal amount of the Any and All Tender Notes is tendered for exchange; or (ii) $220.0 million, in the event that 50% or less of the outstanding aggregate principal amount of the Any and All Tender Notes is tendered for exchange. K. Hovnanian will accept for exchange any and all of the Any and All Tender Notes validly tendered (and not validly withdrawn) in the applicable Exchange Offer. The aggregate principal amount of each Issue of Partial Tender Notes that is exchanged for New Secured Notes in the exchange offer will be determined in accordance with the modified “Acceptance Priority Level,” as set forth above, with Level 1 being the highest priority. After K. Hovnanian has accepted all Senior Notes properly tendered (and not validly withdrawn) having a higher Acceptance Priority Level than a particular issue of Senior Notes, if the remaining portion of the Maximum New Issuance Amount is adequate to accept for exchange some but not all of that particular issue of Senior Notes, then K. Hovnanian will accept for exchange only a portion of the Partial Tender Notes of that Issue on a pro rata basis among the tendering holders.
Assuming that (i) all of the outstanding 11 7/8% 2015 Notes have been tendered prior to the extended Early Tender and Consent Time and accepted and (ii) all of the Partial Tender Notes have been tendered prior to the extended Early Tender and Consent Time and accepted to the extent of the High Participation Maximum New Issuance Amount in accordance with the Acceptance Priority Level of each Issue, the aggregate Cash Consideration that would be payable upon consummation of the Exchange Offers is $19.5 million.
K. Hovnanian’s debt service payments for the 12-month period ended July 31, 2011 on a historical basis were $153.8 million. On a pro forma basis, assuming no further participation in the Exchange Offers apart from the Senior Notes that have been tendered as of October 17, 2011, as set forth above, debt service payments for such period would have been $150.6 million. Assuming all of the outstanding 11 7/8% 2015 Notes have been tendered prior to the extended Early Tender and Consent Time and accepted, and all of the Partial Tender Notes have been tendered prior to the extended Early Tender and Consent Time and accepted to the extent of the High Participation Maximum New Issuance Amount in accordance with the Acceptance Priority Level of each Issue, debt service payments for such period on a pro forma basis would have been $144.0 million. In each case, the debt service payments represent interest incurred (as there were no mandatory principal payments on our corporate debt under the terms of our indentures), but do not include principal and interest on nonrecourse secured debt, debt of our financial subsidiaries and fees under our letter of credit facilities and agreements.
As previously announced, in conjunction with the Exchange Offers, K. Hovnanian is soliciting, for no consideration, from holders of the Any and All Tender Notes consents to certain proposed amendments to the indenture governing the Any and All Tender Notes to eliminate substantially all of the restrictive covenants and certain of the default provisions contained in such indenture.
In connection with the amendments to the Exchange Offers for the 2014 Notes and the 2015 Notes, the Company is amending the first and second paragraphs in the Offering Memorandum under the caption “Description of New Secured Notes”, the first paragraph under the caption “Description of New Secured Notes—General” and the penultimate paragraph under the caption “Description of New Secured Notes—Redemption.”
          In this section, references to the “Company” mean Hovnanian Enterprises, Inc., a Delaware corporation, and do not include K. Hovnanian Enterprises, Inc. or any of its subsidiaries, and references to the “Issuer,” “us,” “we” or “our” mean K. Hovnanian Enterprises, Inc., a California corporation. References to “Notes” in this section are references to, collectively, the 5.00% Senior Secured Notes due 2021 (the “5.00% New Secured Notes”) and the 2.00% Senior Secured Notes due 2021 (the “2.00% New Secured Notes”) offered hereby.
          If the Exchange Offers are consummated, the Notes will be issued under an indenture (the “Indenture”), to be dated as of the Issue Date, among the Issuer, the Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”). The 5.00% New Secured Notes and the 2.00% New Secured Notes will be separate series but will vote together as a single class for all purposes under the Indenture. The following is a summary of the material terms and provisions of the Notes. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), as in effect on the date of the Indenture. The Notes are subject to all such terms, and prospective purchasers of the Notes are referred to the Indenture and the Trust Indenture Act for a statement of such terms.
          General
          The Notes will bear interest from the Issue Date at the rate per annum of 5.00%, in the case of the 5.00% New Secured Notes, and 2.00%, in the case of the 2.00% New Secured Notes, in each case, payable semi-annually on May 1 and November 1 of each year, commencing May 1, 2012, to Holders of record at the close of business on April 15 or October 15, as the case may be, immediately preceding each such interest payment date. The Notes will mature on November 1, 2021, and will be issued in denominations of $2,000 and higher integral multiples of $1,000. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.
          Redemption
          At any time and from time to time prior to November 1, 2014, the Issuer may redeem the 2.00% New Secured Notes with the net cash proceeds received by the Issuer from any Equity Offering of the Company at a redemption price equal to 102% of the principal amount plus accrued and unpaid interest to the redemption date, in an aggregate principal amount for all such redemptions not to exceed 35% of the original aggregate principal amount of the 2.00% New Secured Notes (including Additional Notes) provided that:
     (1) in each case the redemption takes place not later than 60 days after the closing of the related Equity Offering, and

     (2) not less than 65% of the original aggregate principal amount of the 2.00% New Secured Notes (including Additional Notes) remains outstanding immediately thereafter.
     At any time and from time to time prior to November 1, 2014, the Issuer may redeem the 5.00% New Secured Notes with the net cash proceeds received by the Issuer from any Equity Offering of the Company at a redemption price equal to 105% of the principal amount plus accrued and unpaid interest to the redemption date, in an aggregate principal amount for all such redemptions not to exceed 35% of the original aggregate principal amount of the 5.00% New Secured Notes (including Additional Notes) provided that:
     (1) in each case the redemption takes place not later than 60 days after the closing of the related Equity Offering, and
     (2) not less than 65% of the original aggregate principal amount of the 5.00% New Secured Notes (including Additional Notes) remains outstanding immediately thereafter.
In connection with the amendments to the Exchange Offers in respect of the 2014 Notes and the 2015 Notes, the Company is amending the second and third paragraphs in the Offering Memorandum under the caption “Certain U.S. Federal Income Tax Considerations—Tax Consequences to U.S. Holders—Tax Consequences of the Exchange” to read as set forth below.
          If the exchange of any of the Partial Tender Notes for the New Secured Notes is treated as a recapitalization, you will generally not recognize any gain or loss on the exchange, except that you will recognize any gain on the exchange (computed in the manner described in the succeeding paragraph) to the extent of any Cash Consideration received. In addition, your initial tax basis in the New Secured Notes received in the exchange will generally be equal to your tax basis in the Partial Tender Notes exchanged therefor, increased by any gain recognized on the exchange and reduced by any Cash Consideration received. Your holding period for such New Secured Notes will generally include the period during which you held the Partial Tender Notes surrendered in the exchange.
          If the exchange of any of the Senior Notes for the New Secured Notes is not treated as a recapitalization (such as the exchange of Any and All Tender Notes for the New Secured Notes), you will generally recognize gain or loss on the exchange equal to the difference, if any, between (i) the aggregate “issue price” (determined as described below under “Issue Price of the New Secured Notes”) of the New Secured Notes received in exchange for such Senior Notes at the time of the exchange plus any Cash Consideration received and (ii) your adjusted tax basis in the Senior Notes exchanged therefor. Your adjusted tax basis in the Senior Notes will generally equal the amount paid therefor, increased, in the case of Any and All Tender Notes, by any OID previously accrued. If applicable, your tax basis in a Senior Note also will generally be (i) increased by market discount, if any, previously taken into account and (ii) reduced by any amortizable bond premium previously amortized. Your initial tax basis in the New Secured Notes will generally equal their issue price (determined as described below) and you will generally have a new holding period in the New Secured Notes commencing the day after the exchange. Any gain or loss you recognize will generally be capital gain or loss (although as described below, all or a portion of any recognized gain could be subject to ordinary income treatment if you acquired the Senior Notes with market discount) and will be long-term capital gain or loss if the Senior Notes have been held for more than one year. Non-corporate U.S. Holders (including individuals) are eligible for reduced rates of taxation on long-term capital gains. The deductibility of capital losses is subject to limitations.
In addition, the Company does not intend to withhold U.S. federal income tax on any Cash Consideration paid to Non-U.S. Holders (as defined in “Certain U.S. Federal Income Tax Considerations”) in connection with their exchange of Senior Notes for New Secured Notes, and the discussion in the Offering Memorandum under the caption “Certain U.S. Federal Income Tax Considerations—Backup Withholding and Information Reporting,” insofar as it relates to the exchange of Senior Notes for New Secured Notes, applies equally to any Cash Consideration received.
The Exchange Offers are being made within the United States only to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. investors pursuant to Regulation S under the Securities Act. The New Secured Notes to be offered have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release does not constitute an offer to sell or the solicitation of an offer to buy Senior Notes or New Secured Notes in any jurisdiction in which such an offer or sale would be unlawful.
The complete terms and conditions of the Exchange Offers and Consent Solicitation are described in the Offering Memorandum, as amended to date, and the accompanying Letter of Transmittal. K. Hovnanian’s obligation to accept any Senior Notes tendered and to pay the applicable consideration for them is set forth solely in the Offering Memorandum and the accompanying Consent and Letter of Transmittal, as amended to date. Documents relating to the Exchange Offers will only be distributed to holders of Senior Notes who complete a letter of eligibility confirming that they are within the category of eligible holders for the Exchange Offers. Copies of the eligibility letter are available to holders of the Senior Notes through the information agent, Global Bondholder Services Corporation, at (866) 389-1500 (toll free) or (212) 430-3774 (collect). The Exchange Offers are made only by, and pursuant to, the terms set forth in the Offering Memorandum, and the information in this press release is qualified by reference to the Offering Memorandum and the accompanying Letter of Transmittal. Subject to applicable law, K. Hovnanian may amend, extend or terminate the Exchange Offers and the consent solicitation.
Recent Events
On October 5, 2011, following our announcement of the proposed Exchange Offers and Consent Solicitation, Standard & Poor’s (“S&P”) downgraded our corporate credit rating from CCC to CC, downgraded the rating of our First Lien Notes from CCC to CC, and downgraded our Senior Notes from CC to C. In addition, S&P indicated that if we consummate the proposed Exchange Offers, it will likely lower our corporate credit rating to SD and downgrade the Senior Notes that are not tendered or not accepted for exchange to D. On October 5, 2011, following our announcement of the proposed Exchange Offers and Consent Solicitation, Fitch Ratings placed us on “Rating Watch Negative.” On October 7, 2011, Moody’s Investor Services (“Moody’s”) issued a press release indicating that while the final outcome will depend on the amount of participation in the Exchange Offers, it is likely that the consummation of the Exchange Offers will cause Moody’s rating on the First Lien Notes to be lowered to B3 from B2 and that the New Secured Notes will similarly be assigned a rating of B3. There can be no assurances that our credit ratings will not be further downgraded in the future, whether as a result of the consummation of the Exchange Offers and Consent Solicitation or otherwise.
About Hovnanian Enterprises
Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, Minnesota, New Jersey, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes®, Matzel & Mumford, Brighton Homes, Parkwood Builders, Town & Country Homes and Oster Homes. As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.
Forward-Looking Statements
     All statements in this press release that are not historical facts should be considered as “forward-looking statements”. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Although we believe that the Company’s plans, intentions and expectations reflected in, or suggested by such forward-looking statements are reasonable, neither we nor the Company can provide assurance that such plans, intentions or expectations will be achieved. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic and industry and business conditions and impacts of the sustained homebuilding downturn, (2) adverse weather, natural disasters and environmental conditions, (3) changes in market conditions and seasonality of the Company’s business, (4) changes in home prices and sales activity in the markets where the Company builds homes, (5) government laws and regulations, including, among others, those concerning development of land, the home building, sales and customer financing processes, tax laws, and the protection of the environment, (6) fluctuations in interest rates and the availability of mortgage financing, (7) shortages in, and price fluctuations of, raw materials and labor, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10) availability of financing to the Company, (11) utility shortages and outages or rate fluctuations, (12) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness, (13) the Company’s sources of liquidity, (14) changes in the Company’s credit ratings, (15) availability of net operating loss carryforwards, (16) operations through joint ventures with third parties, (17) product liability litigation and warranty claims, (18) successful identification and integration of acquisitions, (19) significant influence of the Company’s controlling stockholders, (20) geopolitical risks, terrorist acts and other acts of war, and (21) other factors described in detail in the Company’s Annual Report on Form 10-K/A for the year ended October 31, 2010 and the Company’s quarterly reports on Form 10-Q or 10-Q/A for the quarters ended January 31, 2011, April 30, 2011 and July 31, 2011, respectively and in the Offering Memorandum under “Risk Factors.” All forward-looking statements attributable to the Company, us or persons acting on the Company’s or our behalf are expressly qualified in their entirety by the cautionary statements and risk factors contained throughout the Offering Memorandum. Except as otherwise required by applicable securities laws, neither we nor the Company undertakes any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.